ARCHER SYSTEMS LIMITED, INC.
CONSOLIDATED BALANCE SHEET
PROFORMA FOR SUBSEQUENT EVENTS
PERIOD ENDING APRIL 30, 2000

                                                                                              PROFORMA
                                                    APRIL 30                                  APRIL 30
                                                      2000                PROFORMA              2000
                                                    (Audited)             ADJUSTMENTS        (Unaudited)
                                                 ----------------      ---------------      --------------
ASSETS
--------------------


CURRENT ASSETS

CASH                                                        $726                    $0               $726
PREPAID EXPENSES                                           1,030                     0              1,030
                                                 ----------------      ----------------     --------------

TOTAL CURRENT ASSETS                                       1,756                     0              1,756


OTHER ASSETS

SECURITY DEPOSIT                                           6,000                                    6,000
PREPAID EMPLOYMENT CONTRACT                              155,000                                  155,000
INVESTMENT - LONG-TERM                                         0               336,000            336,000
                                                 ----------------      ----------------     --------------

TOTAL OTHER ASSESTS                                      161,000               336,000            497,000


TOTAL ASSETS                                             162,756               336,000            498,756
                                                 ----------------      ----------------     --------------



LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES

ACCOUNTS PAYABLE                                          11,144                     0             11,144
ACCRUED EXPENSES                                          28,692                     0             28,692
                                                 ----------------      ----------------     --------------

TOTAL CURRENT LIABILITIES                                 39,836                     0             39,836


LONG-TERM LIABILITIES                                     50,983                     0             50,983
                                                 ----------------      ----------------     --------------

TOTAL LONG-TERM LIABILITIES                               50,983                     0             50,983


STOCKHOLDERS' EQUITY

COMMON STOCK                                                 323    (1)          4,308              4,631
PAID-IN CAPITAL                                          249,615    (1)        331,692            581,307
ACCUMULATED DEFICIT                                     (178,001)                                (178,001)
                                                 ----------------      ----------------     --------------

TOTAL STOCKHOLDERS' EQUITY                                71,937               336,000            407,937


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $162,756              $336,000           $498,756
                                                 ----------------      ----------------     --------------


1. On May 18, 2000, the Company issued 4,307,692 shares of Archer common stock per strategic alliance agreement with Infe.com and received 300,000 shares of Infe.com common stock in an exchange of common stock valued at $336,000.